CUSTODY AGREEMENT


                  THIS CUSTODY AGREEMENT ("Agreement") is made and entered into as of June 12, 1991, by and between Franklin Balance Sheet Investment Fund, a Massachusetts business trust (the "Fund"), and Bank of America National Trust and Savings Association, a banking association organized under the laws of the United States (the "Custodian").

RECITALS

                  A. The Fund is an investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act") that invests and reinvests, in Domestic Securities and Foreign Securities.

                  B. The Custodian is, and has represented to the Fund that the Custodian is, a "bank" as that term is defined in Section 2(a)(5) of the Investment Company Act of 1940, as amended and is eligible to receive and maintain custody of investment company assets pursuant to Section 17(f) and Rule 17f-2 thereunder.

                  C. The Fund and the Custodian desire to provide for the retention of the Custodian as the custodian of the assets of the Fund, and such subsequent series as the parties hereto may determine from time-to-time, on the terms and subject to the provisions set forth herein.

AGREEMENT

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                  Section 1.  DEFINITIONS

               For purposes of this Agreement, the following terms shall have the respective meanings specified below:

               "Agreement" shall mean this Custody Agreement.

               "Board of Directors" shall mean the Board of Directors of the Fund.

                  "Business Day" with respect to any Domestic Security means any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or required by law to be closed in The City of New York and, with respect to Foreign Securities, a London Business Day. "London Business Day" shall mean any day on which dealings and deposits in U.S. dollars are transacted in the London interbank market.

               "Custodian" shall mean Bank of America National Trust and Savings Association.

               "Domestic   Securities"   shall  have  the  meaning  provided  in
Subsection 2.1 hereof.

               "Executive Committee" shall mean the executive committee of the Board of Directors.

               "Foreign  Custodian"  shall have the meaning  provided in Section
4.1 hereof.

               "Foreign  Securities"  shall have the meaning provided in Section
2.1 hereof.

               "Foreign Securities Depository" shall have the meaning provided in Section 4.1 hereof.

               "Fund" shall mean the Franklin Balance Sheet Investment Fund and any separate series of the Fund hereinafter organized.

               "Guidelines" shall have the meaning provided in Subsection 3.5(a) hereof.

               "Investment Company Act" shall mean the Investment Company Act of 1940, as amended.

               "Securities"  shall have the  meaning  provided  in  Section  2.1 hereof.

               "Securities  System"  shall have the meaning  provided in Section
3.1 hereof.

               "Securities System Account" shall have the meaning provided in Subsection 3.8(a) hereof.

               "Shares" shall mean shares of beneficial interest of the Fund.

               "Subcustodian" shall have the meaning provided in Subsection 3.7 hereof, but shall not include any Foreign Custodian.

               "Transfer Agent" shall mean the duly appointed and acting transfer agent for the Fund.

               "U.S." shall mean United States.

               "Writing" shall mean a communication in writing, a communication by telex, the Custodian's Global Custody Instruction SystemTM, facsimile transmission, bankwire or other teleprocess or electronic instruction system acceptable to the Custodian.


                  Section 2.  APPOINTMENT OF CUSTODIAN; DELIVERY OF ASSETS

                  2.1 Appointment of Custodian. The Fund hereby appoints and designates the Custodian as the custodian of the assets of the Fund including cash, securities the Fund desires to be held within the United States ("Domestic Securities") and securities it desires to be held outside the United States ("Foreign Securities"). Domestic Securities and Foreign Securities are sometimes referred to herein, collectively, as "Securities." The Custodian hereby accepts such appointment and designation and agrees that it shall maintain custody of the assets of the Fund delivered to it hereunder in the manner provided for herein.

                  2.2 Delivery of Assets. The Fund agrees to deliver to the Custodian Securities and cash owned by the Fund, payments of income, principal or capital distributions received by the Fund with respect to Securities owned by the Fund from time to time, and the consideration received by it for such Shares or other securities of the Fund as may be issued and sold from time to time. The Custodian shall have no responsibility whatsoever for any property or assets of the Fund held or received by the Fund and not delivered to the Custodian pursuant to and in accordance with the terms hereof. All Securities accepted by the Custodian on behalf of the Fund under the terms of this Agreement shall be in "street name" or other good delivery form as determined by the Custodian.

                  2.3 Subcustodians. Upon receipt of Proper Instructions and a certified copy of a resolution of the Board of Directors or of the Executive Committee certified by the Secretary or an Assistant Secretary of the Fund, the Custodian may from time to time appoint one or more Subcustodians or Foreign Custodians to hold assets of the Fund in accordance with the provisions of this Agreement.

                  2.4 No Duty to Manage. The Custodian, a Subcustodian or a Foreign Custodian shall not have any duty or responsibility to manage or recommend investments of the assets of the Fund held by them or to initiate any purchase, sale or other investment transaction in the absence of Proper Instructions or except as otherwise specifically provided herein.

               Section 3. DUTIES OF THE CUSTODIAN WITH RESPECT TO ASSETS OF THE FUND HELD BY THE CUSTODIAN

                  3.1 Holding Securities. The Custodian shall hold and physically segregate from any property owned by the Custodian, for the account of the Fund, all non-cash property delivered by the Fund to the Custodian hereunder other than Securities which, pursuant to Subsection 3.8 hereof, are held through a registered clearing agency, a registered securities depository, the Federal Reserve's book-entry securities system (referred to herein, individually, as a "Securities System"), or held by a Subcustodian, Foreign Custodian or in a Foreign Securities Depository.

                  3.2 Delivery of Securities. Except as otherwise provided in Subsection 3.5 hereof, the Custodian, upon receipt of Proper Instructions, shall release and deliver Securities owned by the Fund and held by the Custodian in the following cases or as otherwise directed in Proper Instructions:

                                    (a) except as otherwise provided herein,
                  upon sale of such Securities for the account of the Fund and receipt by the Custodian, a Subcustodian or a Foreign Custodian of payment therefor;

                                    (b) upon the receipt of payment by the
                  Custodian, a Subcustodian or a Foreign Custodian in connection with any repurchase agreement related to such Securities entered into by the Fund;

                                    (c) in the case of a sale effected through
                  a Securities System, in accordance with the provisions of Subsection 3.8 hereof;

                                    (d) to a tender agent or other authorized
                  agent in connection with (i) a tender or other similar offer for Securities owned by the Fund, or (ii) a tender offer or repurchase by the Fund of its own Shares;

                                    (e) to the issuer thereof or its agent when
                  such Securities are called, redeemed, retired or otherwise become payable; provided, that in any such case, the cash or other consideration is to be delivered to the Custodian, a Subcustodian or a Foreign Custodian;

                                    (f) to the issuer thereof, or its agent, for
                  transfer into the name or nominee name of the Fund, the name or nominee name of the Custodian, the name or nominee name of any Subcustodian or Foreign Custodian; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new Securities are to be delivered to the Custodian, a Subcustodian or Foreign Custodian;

                                    (g) to the broker selling  the same for
                  examination in accordance with the "street delivery" custom;

                                    (h) for exchange or conversion pursuant to
                  any plan of merger, consolidation, recapitalization, or reorganization of the issuer of such Securities, or pursuant to a conversion of such Securities; provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian or a Subcustodian;

                                    (i) in the case of warrants, rights or
                  similar securities, the surrender thereof in connection with the exercise of such warrants, rights or similar Securities or the surrender of interim receipts or temporary Securities for definitive Securities; provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian, a subcustodian or a Foreign Custodian;

                                    (j) for delivery in connection with any
                  loans of Securities made by the Fund, but only against receipt by the Custodian, a Subcustodian or a Foreign Custodian of adequate collateral as determined by the Fund (and identified in Proper Instructions communicated to the Custodian), which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the account of the Custodian, a Subcustodian or a Foreign Custodian in the Federal Reserve's book-entry securities system, the Custodian will not be held liable or responsible for the delivery of Securities owned by the Fund prior to the receipt of such collateral;

                                    (k) for delivery as security in connection
                  with any borrowings by the Fund requiring a pledge of assets by the Fund, but only against receipt by the Custodian, a Subcustodian or a Foreign Custodian of amounts borrowed;

                                    (l) for delivery in accordance with the
                  provisions of any agreement among the Fund, the Custodian, a Subcustodian or a Foreign Custodian and a broker-dealer relating to compliance with the rules of registered clearing corporations and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund;

                                    (m) for delivery in accordance with the
                  provisions of any agreement among the Fund, the Custodian, a Subcustodian or a Foreign Custodian and a futures commission merchant, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund;

                                    (n) upon the receipt of instructions from
                  the Transfer Agent for delivery to the Transfer Agent or to the holders of Shares in connection with distributions in kind in satisfaction of requests by holders of Shares for repurchase or redemption; and

                                    (o) for any other proper purpose, but only
                  upon receipt of Proper Instructions, and a certified copy of a resolution of the Directors or of the Executive Committee certified by the Secretary or an Assistant Secretary of the Fund, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom delivery of such securities shall be made.

         3.3 Registration of Securities. Securities held by the Custodian, a Subcustodian or a Foreign Custodian (other than bearer Securities) shall be registered in the name or nominee name of the Fund, in the name or nominee name of the Custodian or in the name or nominee name of any Subcustodian or Foreign Custodian. The Fund agrees to hold the Custodian, any such nominee, Subcustodian or Foreign Custodian harmless from any liability as a holder of record of such Securities.

                  3.4 Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts for the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it hereunder from or for the account of the Fund, other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act. Funds held by the Custodian for the Fund may be deposited by it to its credit as Custodian in the banking departments of the Custodian, a Subcustodian or a Foreign Custodian. It is understood and agreed by the Custodian and the Fund that the rate of interest, if any, payable on such funds (including foreign currency deposits) that are deposited with the Custodian may not be a market rate of interest and that the rate of interest payable by the Custodian to the Fund shall be agreed upon by the Custodian and the Fund from time to time. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

                  3.5 Collection of Income; Trade Settlement; Crediting of Accounts. The Custodian shall collect income payable with respect to Securities owned by the Fund, settle Securities trades for the account of the Fund and credit and debit the Fund's account with the Custodian in connection therewith as follows:

                                    (a) Upon receipt of Proper Instructions, the
                  Custodian shall effect the purchase of a Security by charging the account of the Fund on the contractual settlement date; provided, however, that in the case of Foreign Securities, Proper Instructions are provided to the Custodian by the Fund prior to the contractual settlement date in accordance with, and within the time period specified in the "Global Custody Guidelines for the Franklin Balance Sheet Investment Fund" (the "Guidelines") as adopted for the use of this Fund, as may be amended by the Custodian from time to time in its sole discretion. The Custodian shall have no liability of any kind to any person, including the Fund, if the Custodian effects payment on behalf of the Fund as provided for herein or in Proper Instructions, and the seller or selling broker fails to deliver the Securities purchased.

                                    (b) Upon receipt of Proper Instructions, the
                  Custodian shall effect the sale of a Security by delivering a certificate or other indicia of ownership, and shall credit the account of the Fund with the proceeds of such sale on the contractual settlement date; provided, however, that in the case of Foreign Securities, Proper Instructions are provided to the Custodian by the Fund prior to the contractual settlement date in accordance with, and within the time period specified in, the Guidelines. The Custodian shall have no liability of any kind to any person, including the Fund, if the Custodian delivers such a certificate(s) or other indicia of ownership as provided for herein or in Proper Instructions, and the purchaser or purchasing broker fails to effect payment to the Fund within a reasonable time period, as determined by the Custodian in its sole discretion. In such event, the Custodian shall be entitled to reimbursement of the amount so credited to the account of the Fund in connection with such sale.

                                    (c) The Fund is responsible for ensuring
                  that the Custodian receives timely and accurate Proper Instructions to enable the Custodian to effect settlement of any purchase or sale. If the Custodian does not receive such instructions within the required time period, the Custodian shall have no liability of any kind to any person, including the Fund, for failing to effect settlement on the contractual settlement date. However, the Custodian shall use its best reasonable efforts to effect settlement as soon as possible after receipt of Proper Instructions.

                                    (d) The Custodian shall credit the account
                  of the Fund with interest income payable on interest bearing Securities on payable date. Interest income on cash balances will be credited monthly to the account of the Fund on the first Business Day (on which the Custodian is open for business) following the end of each month. Dividends and other amounts payable with respect to Domestic Securities and Foreign Securities shall be credited to the account of the Fund when received by the Custodian. The Custodian shall not be required to commence suit or collection proceedings or resort to any extraordinary means to collect such income and other amounts payable with respect to Securities owned by the Fund. The collection of income due the Fund on Domestic Securities loaned pursuant to the provisions of Subsection 3.2(j) shall be the responsibility of the Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Fund is entitled. The Custodian shall have no liability to any person, including the Fund, if the Custodian credits the account of the Fund with such income or other amounts payable with respect to Securities owned by the Fund (other than Securities loaned by the Fund pursuant to Subsection 3.2(j) hereof) and the Custodian subsequently is unable to collect such income or other amounts from the payors thereof within a reasonable time period, as determined by the Custodian in its sole discretion. In such event, the Custodian shall be entitled to reimbursement of the amount so credited to the account of the Fund.

               3.6 Payment of Fund Monies. Upon receipt of Proper Instructions the Custodian shall pay out monies of the Fund in the following cases or as otherwise directed in Proper Instructions:

                                    (a) upon the purchase of Securities, futures
                  contracts or options on futures contracts for the account of the Fund but only, except as otherwise provided herein, (i) against the delivery of such securities, or evidence of title to futures contracts or options on futures contracts, to the Custodian or a Subcustodian registered pursuant to Subsection
                  3.3 hereof or in proper form for transfer; (ii) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Subsection 3.8 hereof; or
                  (iii) in the case of repurchase agreements entered into between the Fund and the Custodian, another bank or a broker-dealer (A) against delivery of the Securities either in certificated form to the Custodian or a Subcustodian or through an entry crediting the Custodian's account at the appropriate Federal Reserve Bank with such Securities or (B) against delivery of the confirmation evidencing purchase by the Fund of Securities owned by the Custodian or such broker-dealer or other bank along with written evidence of the agreement by the Custodian or such broker-dealer or other bank to repurchase such Securities from the Fund;

                              (b) in  connection  with  conversion,  exchange or
               surrender of Securities owned by the Fund as set forth in Subsection 3.2 hereof;

                              (c) for the  redemption  or  repurchase  of Shares
               issued by the Fund;

                              (d) for the  payment of any  expense or  liability
               incurred by the Fund, including but not limited to the following payments for the account of the Fund: custodian fees, interest, taxes, management, accounting, transfer agent and legal fees and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses; and

                              (e)  for  the   payment   of  any   dividends   or
               distributions declared by the Board of Directors with respect to the Shares.

                  3.7 Appointment of Subcustodians. The Custodian may, upon receipt of Proper Instructions, appoint another bank or trust company, which is itself qualified under the Investment Company Act to act as a custodian (a "Subcustodian"), as the agent of the Custodian to carry out such of the duties of the Custodian hereunder as the Custodian may from time to time direct; provided, however, that the appointment of any Subcustodian shall not relieve the Custodian of its responsibilities or liabilities hereunder.

                  3.8 Deposit of Securities in Securities Systems. The Custodian may deposit and/or maintain Domestic Securities owned by the Fund in a Securities System in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

                                    (a) the Custodian may hold Domestic
                  Securities of the Fund in the Depository Trust Company or the Federal Reserve's book entry system or, upon receipt of Proper Instructions, in another Securities System provided that such securities are held in an account of the Custodian in the Securities System ("Securities System Account") which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

                                    (b) the records of the Custodian with
                  respect to Domestic Securities of the Fund which are maintained in a Securities System shall identify by book-entry those Domestic Securities belonging to the Fund;

                                    (c) the Custodian shall pay for Domestic
                  Securities purchased for the account of the Fund upon (i) receipt of advice from the Securities System that such securities have been transferred to the Securities System Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer Domestic Securities sold for the account of the Fund upon (A) receipt of advice from the Securities System that payment for such securities has been transferred to the Securities System Account, and (B) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Securities System of transfers of Domestic Securities for the account of the Fund shall be maintained for the Fund by the Custodian and be provided to the Fund at its request. Upon request, the Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice; and

                                    (d) upon request, the Custodian shall
                  provide the Fund with any report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding domestic securities deposited in the Securities System.

                  3.9 Segregated Account. The Custodian shall upon receipt of Proper Instructions establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or Securities, including Securities maintained in an account by the Custodian pursuant to Section 3.8 hereof, (i) in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer or futures commission merchant, relating to compliance with the rules of registered clearing corporations and of any national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund, (ii) for purposes of segregating cash or securities in connection with options purchased, sold or written by the Fund or commodity futures contracts or options thereon purchased or sold by the Fund and (iii) for other proper corporate purposes, but only, in the case of this clause (iii), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Directors or of the Executive Committee certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

                  3.10 Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of the Fund held by it and in connection with transfers of such securities.

                  3.11 Proxies. The Custodian shall, with respect to the Securities held hereunder, promptly deliver to the Fund all proxies, all proxy soliciting materials and all notices relating to such Securities. If the Securities are registered otherwise than in the name of the Fund or a nominee of the Fund, the Custodian shall use its best reasonable efforts, consistent with applicable law, to cause all proxies to be promptly executed by the registered holder of such Securities in accordance with Proper Instructions.

                  3.12 Communications Relating to Fund Portfolio Securities. The Custodian shall transmit promptly to the Fund all written information (including, without limitation, pendency of calls and maturities of Securities and expirations of rights in connection therewith and notices of exercise of put and call options written by the Fund and the maturity of futures contracts purchased or sold by the Fund) received by the Custodian from issuers of Securities being held for the Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund all written information received by the Custodian from issuers of the Securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify the Custodian at least three Business Days prior to the date of which the Custodian is to take such action.

                  3.13 Reports by Custodian. The Custodian shall supply to the Fund the daily, weekly and monthly reports described in the Guidelines as well as any other reports which the Custodian and the Fund may agree upon from time to time.




               Section 4.CERTAIN DUTIES OF THE CUSTODIAN WITH RESPECT TO ASSETS OF THE FUND HELD OUTSIDE THE UNITED STATES

                  4.1 Custody outside the United States. The Fund authorizes the Custodian to hold Foreign Securities and cash in custody accounts which have been established by the Custodian with (i) its foreign branches, (ii) foreign banking institutions, foreign branches of United States banks and subsidiaries of United States banks or bank holding companies (each a "Foreign Custodian") and (iii) Foreign Securities depositories or clearing agencies (each a "Foreign Securities Depository"); provided, however, that the Board of Directors or the Executive Committee has approved in advance the use of each such Foreign Custodian and Foreign Securities Depository and the contract between the Custodian and each Foreign Custodian and that such approval is set forth in Proper Instructions and a certified copy of a resolution of the Board of Directors or of the Executive Committee certified by the Secretary or an Assistant Secretary of the Fund. Unless expressly provided to the contrary in this Section 4, custody of Foreign Securities and assets held outside the United States by the Custodian, a Foreign Custodian or through a Foreign Securities Depository shall be governed by Section 3 hereof.

                  4.2 Assets to be Held. The Custodian shall limit the securities and other assets maintained in the custody of its foreign branches, Foreign Custodians and Foreign Securities Depositories to: (i) "foreign securities", as defined in paragraph (c) (1) of Rule 17f-5 under the Investment Company Act, and (ii) cash and cash equivalents in such amounts as the Custodian or the Fund may determine to be reasonably necessary to effect the Fund's Foreign Securities transactions.

                  4.3 Foreign Securities Depositories. Except as may otherwise be agreed upon in writing by the Custodian and the Fund, assets of the Fund shall be maintained in Foreign Securities Depositories only through arrangements implemented by the Custodian or Foreign Custodians pursuant to the terms hereof.

                  4.4 Segregation of Securities. The Custodian shall identify on its books and records as belonging to the Fund, the Foreign Securities of the Fund held by each Foreign Custodian.

                  4.5 Agreements with Foreign Custodians. Each agreement with a Foreign Custodian shall provide generally that: (a) the Fund's assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Foreign Custodian or its creditors, except a claim of payment for their safe custody or administration; (b) beneficial ownership for the Fund's assets will be freely transferable without the payment of money or value other than for custody or administration; (c) adequate records will be maintained identifying the assets as belonging to the Fund; (d) the independent public accountants for the Fund, will be given access to the records of the Foreign Custodian relating to the assets of the Fund or confirmation of the contents of those records; (e) the disposition of assets of the Fund held by the Foreign Custodian will be subject only to the instructions of the Custodian or its agents; (f) the Foreign Custodian shall indemnify and hold harmless the Custodian and the Fund from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Custodian's performance of its obligations under such agreement; (g) to the extent practicable, the Fund's assets will be adequately insured in the event of loss; and (h) the Custodian will receive periodic reports with respect to the safekeeping of the Fund's assets, including notification of any transfer to or from the Fund's account.

                  4.6 Access of Independent Accountants of the Fund. Upon request of the Fund, the Custodian will use its best reasonable efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records of any Foreign Custodian insofar as such books and records relate to the custody by any such Foreign Custodian of assets of the Fund.

                  4.7 Transactions in Foreign Custody Accounts. Upon receipt of Proper Instructions, the Custodian shall instruct the appropriate Foreign Custodian to transfer, exchange or deliver Foreign Securities owned by the Fund, but, except to the extent explicitly provided herein, only in any of the cases specified in Subsection 3.2. Upon receipt of Proper Instructions, the Custodian shall pay out or instruct the appropriate Foreign Custodian to pay out monies of the Fund in any of the cases specified in Subsection 3.6. Notwithstanding anything herein to the contrary, settlement and payment for Foreign Securities received for the account of the Fund and delivery of Foreign Securities maintained for the account of the Fund may be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer. Foreign Securities maintained in the custody of a Foreign Custodian may be maintained in the name of such entity or its nominee name to the same extent as set forth in Section 3.3 of this Agreement and the Fund agrees to hold any Foreign Custodian and its nominee harmless from any liability as a holder of record of such securities.

                  4.8 Liability of Foreign Custodian. Each agreement between the Custodian and a Foreign Custodian shall require the Foreign Custodian to exercise reasonable care in the performance of its duties and to indemnify and hold harmless the Custodian and the Fund from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Custodian's performance of such obligations. At the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

                  4.9  Monitoring Responsibilities.

                                    (a) The Custodian will promptly inform the
                  Fund in the event that the Custodian learns of a material adverse change in the financial condition of a Foreign Custodian or is notified by (i) a foreign banking institution employed as a Foreign Custodian that there appears to be a substantial likelihood that its shareholders' equity will decline below $200 million or that its shareholders' equity has declined below $200 million (in each case computed in accordance with generally accepted United States accounting principles) and denominated in U.S. dollars, or (ii) a subsidiary of a United States bank or bank holding company acting as a Foreign Custodian that there appears to be a substantial likelihood that its shareholders' equity will decline below $100 million or that its shareholders' equity has declined below $100 million (in each case computed in accordance with generally accepted United States accounting principles) and denominated in U.S. dollars.

                                    (b) The custodian will furnish such
                  information as may be reasonably necessary to assist the Fund's Board of Directors in its annual review and approval of the continuance of all contracts or arrangements with Foreign Subcustodians.

                  Section 5.PROPER INSTRUCTIONS

                  As used in this Agreement, the term "Proper Instructions" means instructions of the Fund received by the Custodian via telephone or in Writing which the Custodian believes in good faith to have been given by Authorized Persons (as defined below) or which are transmitted with proper testing or authentication pursuant to terms and conditions which the Custodian may specify. Any Proper Instructions delivered to the Custodian by telephone shall promptly thereafter be confirmed in Writing by an Authorized Person, but the Fund will hold the Custodian harmless for its failure to send such confirmation in writing, the failure of such confirmation to conform to the telephone instructions received or the Custodian's failure to produce such confirmation at any subsequent time. Unless otherwise expressly provided, all Proper Instructions shall continue in full force and effect until cancelled or superseded. If the Custodian requires test arrangements, authentication methods or other security devices to be used with respect to Proper Instructions, any Proper Instructions given by the Fund thereafter shall be given and processed in accordance with such terms and conditions for the use of such arrangements, methods or devices as the Custodian may put into effect and modify from time to time. The Fund shall safeguard any testkeys, identification codes or other security devices which the Custodian shall make available to it. The Custodian may electronically record any Proper Instructions given by telephone, and any other telephone discussions, with respect to its activities hereunder. As used in this Agreement, the term "Authorized Persons" means such officers or such agents of the Fund as have been designated by a resolution of the Board of trustees or of the Executive Committee, a certified copy of which has been provided to the Custodian, to act on behalf of the Fund under this Agreement. Each of such persons shall continue to be an Authorized Person until such time as the Custodian receives Proper Instructions that any such officer or agent is no longer an Authorized Person.

                  Section 6.  ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY

                  The Custodian may in its discretion, without express authority from the Fund:

                              (a) make  payments  to itself or others  for minor
               expenses of handling Securities or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the Fund;

                              (b) endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments; and

                              (c) in  general,  attend to all  non-discretionary
               details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the Securities and property of the Fund except as otherwise provided in Proper Instructions.

                  Section 7.EVIDENCE OF AUTHORITY

                  The Custodian shall be protected in acting upon any instructions (conveyed by telephone or in Writing), notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly given or executed by or on behalf of the Fund. The Custodian may receive and accept a certified copy of a resolution of the Board of Directors or Executive Committee as conclusive evidence (a) of the authority of any person to act in accordance with such resolution or (b) of any determination or of any action by the Board of Directors or Executive Committee as described in such resolution, and such resolution may be considered as in full force and effect until receipt by the Custodian of written notice by an Authorized Person to the contrary.

                  Section 8.        DUTY OF CUSTODIAN TO SUPPLY INFORMATION

                  The Custodian shall cooperate with and supply necessary information in its possession (to the extent permissible under applicable law) to the entity or entities appointed by the Board of Directors to keep the books of account of the Fund and/or compute the net asset value per Share of the outstanding Shares of the Fund.

                  Section 9.RECORDS

                  The Custodian shall create and maintain all records relating to its activities under this Agreement which are required with respect to such activities under Section 31 of the Investment Company Act and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the Securities and Exchange Commission. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of Securities owned by the Fund and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.

                  Section 10.COMPENSATION OF CUSTODIAN

                  The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Fund and the Custodian.

                  Section 11.   RESPONSIBILITY OF CUSTODIAN

                  The Custodian shall be responsible for the performance of only such duties as are set forth herein or contained in Proper Instructions and shall use reasonable care in carrying out such duties. The Custodian shall be liable to the Fund for any loss which shall occur as the result of the failure of a Foreign Custodian or a Foreign Securities Depository engaged by such Foreign Custodian or the Custodian to exercise reasonable care with respect to the safekeeping of securities and other assets of the Fund to the same extent that the Custodian would be liable to the Fund if the Custodian itself were holding such securities and other assets. In the event of any loss to the Fund by reason of the failure of the Custodian, a Foreign Custodian or a Foreign Securities Depository engaged by such Foreign Custodian or the Custodian to utilize reasonable care, the Custodian shall be liable to the Fund to the extent of the Fund's damages, to be determined based on the market value of the property which is the subject of the loss at the date of discovery of such loss and without reference to any special conditions or circumstances. The Custodian shall be held to the exercise of reasonable care in carrying out this Agreement. The Fund agrees to indemnify and hold harmless the Custodian and its nominees from all taxes, charges, expenses, assessments, claims and liabilities (including legal fees and expenses) incurred by any of them in connection with the performance of this Agreement, except such as may arise from any negligent action, negligent failure to act or willful misconduct on the part of the indemnified entity or any Foreign Custodian or Foreign Securities Depository. The Custodian shall be entitled to rely, and may act, on advice of counsel (who may be counsel for the Fund) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice. The Custodian need not maintain any insurance for the benefit of the Fund.

                  All collections of funds or other property paid or distributed in respect of Securities held by the Custodian, agent, Subcustodian or Foreign Custodian hereunder shall be made at the risk of the Fund. The Custodian shall have no liability for any loss occasioned by delay in the actual receipt of notice by the Custodian, agent, Subcustodian or by a Foreign Custodian of any payment, redemption or other transaction regarding securities in respect of which the Custodian has agreed to take action as provided in Section 3 hereof. The Custodian shall not be liable for any action taken in good faith upon Proper Instructions or upon any certified copy of any resolution of the Board of Directors and may rely on the genuineness of any such documents which it may in good faith believe to be validly executed. The Custodian shall not be liable for any loss resulting from, or caused by, the direction of the Fund to maintain custody of any Securities or cash in a foreign country including, but not limited to, losses resulting from nationalization, expropriation, currency restrictions, civil disturbance, acts of war or terrorism, insurrection, revolution, nuclear fusion, fission or radiation or other similar occurrences or events beyond the control of the Custodian. Finally, the Custodian shall not be liable for any taxes, including interest and penalties with respect thereto, that may be levied or assessed upon or in respect of any assets of the Fund held by the Custodian.

                  Section 12.LIMITED LIABILITY OF THE FUND

                  The Custodian acknowledges that it has received notice of and accepts the limitations of the Fund's liability as set forth in its Agreement and Declaration of Fund. The Custodian agrees that the Fund's obligation hereunder shall be limited to the assets of the Fund, and that the Custodian shall not seek satisfaction of any such obligation from the shareholders of the Fund nor from any Director, officer, employee, or agent of the Fund.

                  Section 13.EFFECTIVE PERIOD; TERMINATION

                  This Agreement shall become effective as of the date of its execution and shall continue in full force and effect until terminated as hereinafter provided. This Agreement may be terminated by the Fund or the Custodian by 60 days notice in Writing to the other provided that any termination by the Fund shall be authorized by a resolution of the Board of Directors, a certified copy of which shall accompany such notice of termination, and provided further, that such resolution shall specify the names of the persons to whom the Custodian shall deliver the assets of the Fund held by it. If notice of termination is given by the Custodian, the Fund shall, within 60 days following the giving of such notice, deliver to the Custodian a certified copy of a resolution of the Board of Directors specifying the names of the persons to whom the Custodian shall deliver assets of the Fund held by it. In either case the Custodian will deliver such assets to the persons so specified, after deducting therefrom any amounts which the Custodian determines to be owed to it hereunder (including all costs and expenses of delivery or transfer of Fund assets to the persons so specified). If within 60 days following the giving of a notice of termination by the Custodian, the Custodian does not receive from the Fund a certified copy of a resolution of the Board of Directors specifying the names of the persons to whom the Custodian shall deliver the assets of the Fund held by it, the Custodian, at its election, may deliver such assets to a bank or trust company doing business in the State of California to be held and disposed of pursuant to the provisions of this Agreement or may continue to hold such assets until a certified copy of one or more resolutions as aforesaid is delivered to the Custodian. The obligations of the parties hereto regarding the use of reasonable care, indemnities and payment of fees and expenses shall survive the termination of this Agreement.

                  Section 14.MISCELLANEOUS

                  14.1 Relationship. Nothing contained in this Agreement shall
(i) create any fiduciary, joint venture or partnership relationship between the Custodian and the Fund or (ii) be construed as or constitute a prohibition against the provision by the Custodian or any of its affiliates to the Fund of investment banking, securities dealing or brokerages services or any other banking or financial services.

                  14.2 Further Assurances. Each party hereto shall furnish to the other party hereto such instruments and other documents as such other party may reasonably request for the purpose of carrying out or evidencing the transactions contemplated by this Agreement.

                  14.3 Attorneys' Fees. If any lawsuit or other action or proceeding relating to this Agreement is brought by a party hereto against the other party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (including allocated costs and disbursements of in-house counsel), in addition to any other relief to which the prevailing party may be entitled.

                  14.4 Notices. Except as otherwise specified herein, each notice or other communication hereunder shall be in Writing and shall be delivered to the intended recipient at the following address (or at such other address as the intended recipient shall have specified in a written notice given to the other parties hereto):

                   if to the Fund :

                   Franklin Balance Sheet Investment Fund
                   c/o Franklin Resources, Inc.
                   777 Mariners Island Blvd.
                   San Mateo, CA  94404
                   Attention:  Fund Manager

                   if to the Custodian:

                   Bank of America NT&SA
                   International Securities Services
                   25 Cannon Street
                   London EC4P HN
                   England
                   Attention:  Manager

               14.5 Headings. The underlined headings contained herein are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the interpretation hereof.

               14.6   Counterparts.   This   Agreement   may  be   executed   in
counterparts, each of which shall constitute an original and both of which, when taken together, shall constitute one agreement.

               14.7  Governing  Law.  This  Agreement   shall  be  construed  in
accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflict of laws).

               14.8 Force Majeure. Subject to the provisions of Section 11 hereof regarding the Custodian's general standard of care, no failure, delay or default in performance of any obligation hereunder shall constitute an event of default or a breach of this agreement, or give rise to any liability whatsoever on the part of one party hereto to the other, to the extent that such failure to perform, delay or default arises out of a cause beyond the control and without negligence of the party otherwise chargeable with failure, delay or default; including, but not limited to: action or inaction of governmental, civil or military authority; fire; strike; lockout or other labor dispute; flood; war; riot; theft; earthquake; natural disaster; breakdown of public or common carrier communications facilities; computer malfunction; or act, negligence or default of the other party. This paragraph shall in no way limit the right of either party to this Agreement to make any claim against third parties for any damages suffered due to such causes.

               14.9 Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns, if any.

               14.10 Waiver. No failure on the part of any person to exercise any power, right, privilege or remedy hereunder, and no delay on the part of any person in the exercise of any power, right, privilege or remedy hereunder, shall operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

                  14.11 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of an agreement or instrument executed on behalf of each of the parties hereto.

                  14.12 Severability. In the event that any provision of this Agreement, or the application of any such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

                  14.13 Parties in Interest. None of the provisions of this Agreement is intended to provide any rights or remedies to any person other than the Fund and the Custodian and their respective successors and assigns, if any.

                  14.14 Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto and supersedes all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

                  14.15 Variations of Pronouns. Whenever required by the context hereof, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


"Custodian":                BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION



                        By /s/ John B. Housen

                        Its Vice President



"Fund                       "Franklin Balance Sheet Investment Fund



                        By /s/ Rupert H. Johnson

                        Its Vice President